UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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Notice of 2021 Annual Meeting of Shareholders

DATE: June 4, 2021

TIME: 9:00 a.m. Mountain Time

LOCATION: Denver Marriott Tech Center, 4900 S. Syracuse Street, Denver, CO 80237

VIRTUAL ATTENDANCE OPTION: www.virtualshareholdermeeting.com/GORO2021

April 23, 2021

Dear Shareholders,

Due to the public health impact of the coronavirus, and to support the varying levels of comfort regarding in-person gatherings, Gold Resource Corporation has determined to hold this year’s Annual Meeting in a hybrid (virtual and in-person) meeting format.

At the annual meeting, shareholders will be asked to vote on the following four items:

●	To elect five directors to serve until the next annual meeting of shareholders;
●	To hold an advisory vote to approve executive compensation;
●	To ratify the appointment of Plante & Moran, PLLC as the independent auditor for the fiscal year ending December 31, 2021; and
●	To approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock from 100 million shares to 200 million shares.

The Board of Directors recommends a vote “FOR” each of the director nominees, and “FOR” Proposals 2, 3 and 4.

Shareholders will also transact such other business as may properly come before the meeting. These items of business are more fully described in the proxy statement accompanying this notice.  Please read it carefully.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting, or any postponement or adjournment thereof, you are urged to submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions.   To participate and vote your shares during the meeting, please see “Attending the Virtual Meeting” or “Attending the Meeting in Person” on pages 5 and 6 for additional information.

Cordially,

Ann Wilkinson, Secretary

How You Can Vote

You are entitled to notice of and to vote at the annual meeting, or at any adjournments or postponements thereof, if you were a holder of record as of the close of business on April 6, 2021. We use the “Notice and Access” model permitted by the U.S. Securities and Exchange Commission for distributing our annual meeting materials electronically to certain of our shareholders. Some shareholders may also automatically receive our annual meeting materials in paper form. You may elect to receive your materials in either format. Please see “How We Use the E-Proxy Process (Notice & Access)” on page 1 for more information.

To make sure that your shares are represented at the annual meeting, please cast your vote by one of the following methods:

Online	Log on to www.proxyvote.com and enter the control number provided on your notice card or proxy card
Telephone	Dial 1-800-690-6903 using a touch-tone telephone and following the menu instructions
Mail	Complete and sign a paper proxy card or instruction form and mail it in the postage-paid envelope
During the Meeting	You may vote at the meeting either in person or online during the virtual meeting webcast at www.virtualshareholdermeeting.com/GORO2021 (see page 3 for more information)

http://www.proxyvote.com.

How You Can Access Proxy Materials Online

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to be held on June 4, 2021:

The Proxy Statement, Proxy Card and Annual Report on Form 10-K for the year ended December 31, 2020 of Gold Resource Corporation are available on the Internet at http://www.proxyvote.com.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY, PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD OR SUBMIT YOUR PROXY AND/OR VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET SO THAT A QUORUM MAY BE REPRESENTED AT THE MEETING. REGISTERED SHAREHOLDERS WHO ATTEND THE LIVE VIRTUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON ONLINE DURING THE MEETING IF THEY SO DESIRE.

Letter to Shareholders

Dear Shareholders,

2020 was a challenging year due to the global pandemic but it also presented opportunities for positive change at Gold Resource Corporation with a strategic decision to focus on our Mexican assets.

In April, the Company withdrew its 2020 production outlook for its Don David Gold and Nevada Mining Units following the uncertainties presented by the pandemic and the two-month mandatory government suspension of our Mexican operations. On December 31, 2020 the Company successfully spun-off its Nevada Mining Unit to shareholders as a separate publicly traded company, Fortitude Gold Corporation.

As part of the spin-off and the departure of Jason Reid to run Fortitude, Gold Resource Corporation added a new and highly accomplished CEO, Mr. Allen Palmiere and three new independent directors, Ms. Lila Manassa Murphy, Mr. Joe Driscoll and Mr. Ron Little, to the Board of Directors. These additions to the Company’s leadership provide the expertise necessary to focus on unlocking the value of our Mexican assets and achieving operational excellence, all while implementing best-in-class governance.

On the governance front, the Compensation Committee engaged the services of an independent compensation consultant to assist the board in structuring the Company’s executive compensation philosophy. As part of the engagement, the compensation consultant prepared a report with respect to the Company’s executive and director compensation practices compared to the Company’s compensation peer group. Following the report’s recommendations, the executive compensation structure for 2021 comprises three main elements: base salary, an annual short-term incentive plan, and long-term equity-based incentive compensation in the form of performance share units, restricted share units and stock options.  We believe that this compensation structure appropriately aligns the interests of the executives with our shareholders by encouraging equity ownership through equity awards and motivates our executives to maximize shareholder value. Additionally, early in 2021 we adopted share ownership guidelines for executives and directors and anti-hedging policies to further align compensation policies with shareholder interests.

Non-executive director compensation was also evaluated in early 2021 to ensure that, together with any other compensation mechanisms of the Company, the remuneration reflects the responsibility, commitment and risk accompanying board membership all while achieving alignment with shareholder interests. As a result of the evaluation, annual retainers for non-executive directors were revised and, at the election of the non-executive director, can be paid in in the form of equity. In addition, the Company commenced the practice of granting deferred share units to non-executive directors.  These deferred share units are generally not available to non-executive directors until termination. The Company continues to work with the independent compensation consultant to perform a peer review of non-executive director overall compensation structure.

Finally, March 1, 2021 we announced the formation of a Technical Advisory Committee and have retained Dale Finn and Joe Spiteri as its initial members.  Reporting to the board of directors, the Technical Advisory Committee is expected to advise on operational and strategic goals. We are pleased to add these highly regarded professionals who have a reputation for excellence in their respective areas of expertise. They will provide additional advice and guidance as we reinvest in the growth and productivity of our operations.

We are grateful for the support of our shareholders and various stakeholders throughout 2020 and look forward to reporting on our ongoing efforts to implement additional best-in-class governance practices as well as improving our operations as 2021 progresses.

Kind regards, Alex Morrison Chair, Gold Resource Corporation

Dear Shareholders,

As our Chairman noted in his letter, I joined Gold Resource Corporation together with three new and highly accomplished independent directors, Ms. Lila Manassa Murphy, Mr. Joe Driscoll and Mr. Ron Little. These additions to the Company’s leadership add the expertise necessary to accomplish our strategic objectives of unlocking the value of our Mexican assets and achieving operational excellence, all while implementing best in class governance.

Our Don David Gold Mining Unit delivered solid production results during a demanding 2020 amid the pandemic. While COVID-19 is expected to remain a challenge in the short to medium term as vaccination rates ramp up, our team has done an admirable job managing the situation leaving us with a strong balance sheet which provides us with flexibility to reinvest capital in Mexico to increase the productivity and the life of the operations.

As part of joining the Company I had the opportunity to visit the Don David Mine and see firsthand the operations and the impressive Switchback and Arista vein systems. From an operations perspective, the construction work completed on the paste plant and the completed electrification project which connected us to the power grid, while providing access for the first time to electricity to approximately 25,000 homes in the communities in which we operate are examples of operational excellence and we intend to continue our focus on these sorts of initiatives. In 2020, we earned the Empresa Socialmente Responsable (“ESR” or “Socially Responsible Enterprise”) award for the seventh consecutive year. Accordingly, we are taking a holistic approach to understanding and capitalizing on the foundations laid in the areas of safety, community relations, environmental stewardship, operational excellence, and organic growth to unlock the value in our highly prospective ground package.

In 2021, construction of the dry stack tailings filtration plant and facilities will be completed. This project not only extends the life of the mine but it also contributes to water conservation and advances reclamation efforts in the open pit. 2021 exploration plans at both the underground mine and across our large land position have started to deliver promising results with an objective of replacing and increase proven and probable reserves.

These factors underscore the reasons for my attraction to Gold Resource Corporation, which I think provides an exceptional platform from which to grow and I look forward to reporting on our accomplishments throughout the year.

Kind regards, Allen Palmiere President & CEO, Gold Resource Corporation

Proxy Statement GOLD RESOURCE CORPORATION, 2000 South Colorado Blvd, Suite 10200, Denver, Colorado 80222

Gold Resource Corporation (“we,” “our,” “us” or “the Company”) is soliciting proxies, on behalf of its Board of Directors (the “Board”), for the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, June 4, 2021, or at any adjournment or postponement of the Annual Meeting. This proxy statement, the enclosed proxy card or voting instruction form, and our 2020 annual report to shareholders, were first made available to our shareholders on or about April 23, 2021. All shareholders are invited to participate, either virtually or in-person, in the Annual Meeting as described in more detail in this proxy statement. Please submit your vote by Internet, telephone, mobile device or, if you received your materials by mail, you can also complete and return your proxy or voting instruction form.

About the Annual Meeting

Proxy Solicitation and Document Request Information

How We Will Solicit Proxies

Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person, and we will pay the solicitation costs, if any. We may use the services of our directors, officers, employees and contractors to solicit proxies, personally or by telephone, but at no additional salary or compensation. We will also request banks, brokers and others who hold our common stock in nominee names to distribute proxy soliciting materials to beneficial owners and will reimburse these institutions for their reasonable out-of-pocket expenses.

The cost of the Annual Meeting, including the cost of preparing and mailing the Annual Meeting materials, will be borne by us.

How We Use the E-Proxy Process (Notice & Access)

The “e-proxy” process, which was approved by the U.S. Securities and Exchange Commission (the “SEC”) in 2007, expedites our shareholders’ receipt of meeting materials, lowers the costs of proxy solicitation and reduces the environmental impact of our annual meeting.

If you received a Notice of Internet Availability of Proxy Materials (a “Notice”) and would like us to send you a printed copy of our proxy materials, please follow the instructions included in your Notice or visit the applicable online voting website and request printed materials to be mailed at no cost to you.

If you received printed materials and would like to sign up to receive proxy materials electronically in the future, you may do so by following the instructions below.

●	If you are a record holder (your name and share ownership is registered with our transfer agent) and you would like to receive future proxy materials electronically, please visit http://www.proxyvote.com and follow the instructions provided to request electronic delivery. If you choose this option, you will receive an e-mail with links to access the materials and vote your shares, and your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents.

●	If you are a beneficial owner (you hold your shares through a bank, broker or other intermediary) and you would like to receive future proxy materials electronically, please refer to the information provided by that intermediary for instructions on how to elect this option.

How Documents Will Be Delivered to Beneficial Owners Who Share an Address (Householding of Proxy Materials)

If you are the beneficial owner, but not the record holder, of shares of the Company’s stock, and you share an address with other beneficial owners, your broker, bank or other intermediary is permitted to deliver a single copy of this proxy statement and our 2020 annual report for all shareholders to your address, unless a shareholder has asked the nominee for separate copies. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

●	To receive separate copies: If you would like to receive a separate copy of this proxy statement and our 2020 annual report, or the materials for future meetings, you should notify your broker to discontinue householding and direct your written request to receive a separate notice, proxy statement and annual report to Gold Resource Corporation, Attention: Investor Relations, 2000 South Colorado Blvd, Suite 10200, Denver, Colorado 80222, or by calling (303) 320-7708, and we will promptly deliver them to you.
●	To stop receiving separate copies: If you currently receive separate copies of these materials and wish to receive a single copy in the future, you will need to contact your broker, bank or other institution to request householding of these materials.

How Shareholders Can Request Copies of Our Annual Report

Upon request we will furnish to any shareholder without charge a copy of our 2020 annual report on Form 10-K. The annual report on Form 10-K includes a list of all exhibits thereto. We will furnish copies of such exhibits upon written request and receipt of payment of our reasonable expenses in so furnishing the exhibits. Each such request by a beneficial owner of our shares must include a good faith representation that, as of the record date, the person requesting was a beneficial owner of Gold Resource Corporation common stock entitled to vote at the Annual Meeting. You may request a copy by writing to Ann Wilkinson, Corporate Secretary, c/o Gold Resource Corporation, 2000 South Colorado, Suite 10200, Denver, Colorado 80222, or by calling (303) 320-7708.

Voting Information

Who May Vote

The Board has fixed the close of business on April 6, 2021 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record of our common stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder beginning May 24, 2021 at our principal executive offices and at the annual meeting as required by Colorado law.

How You Can Vote Before the Annual Meeting

We encourage shareholders to submit their votes in advance of the Annual Meeting. You can ensure that your shares are voted at the Annual Meeting by submitting your proxy via the Internet at www.proxyvote.com or by touch-tone telephone at (800) 690-6903 (following the instructions on your proxy card, voting instruction form or

Notice). Or, if you received your materials by mail, you can also complete and return the proxy or voting instruction form in the envelope provided. If you vote in advance of the Annual Meeting using one of these methods, you may still participate and vote in person or electronically at the Annual Meeting.

How You Can Vote Electronically During the Virtual Annual Meeting

Shareholders who attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/GORO2021 can submit their votes electronically during the Annual Meeting. Please follow the instructions on the website to cast your vote electronically during the virtual Annual Meeting. Because you will need the 16-digit control number included on your proxy card or your voting instruction form to login to the Annual Meeting, shareholders (including beneficial owners that hold shares through a bank, broker or other holder of record) do not need to obtain a proxy form to vote electronically during the Annual Meeting.

How You Can Vote In Person at the Annual Meeting

Only registered shareholders, or duly appointed proxyholders, are permitted to vote at the Annual Meeting. Most shareholders of the Company are “non-registered” shareholders because the shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares. More particularly, a person is not a registered shareholder in respect of shares which are held on behalf of that person (the “Non-Registered Holder”) but which are registered either: (a) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees); or (b) in the name of a clearing agency (such as The Depository Trust & Clearing Corporation, of which the Intermediary is a participant). The Proxy Materials that you receive, and who you receive them from, will vary depending upon whether you are a “non-objecting beneficial owner” (a “NOBO”), which means you have provided instructions to your intermediary that you do not object to the intermediary disclosing beneficial ownership information about you to the Company for certain purposes, or an “objecting beneficial owner” (an “OBO”), which means that you have provided instructions to your intermediary that you object to the intermediary disclosing such beneficial ownership information. If you are a NOBO, a request for voting instructions, or voting instruction form, from the Company, or its agent, is included with the Proxy Materials. Please return your voting instructions as specified in the request for voting instructions. If you wish to attend the Meeting and vote in person, write your name in the place provided for that purpose in the voting instruction form provided to you, in effect designating yourself as proxy and we will deposit it with our transfer agent. If you do not intend to attend the Meeting, or have an appointee do so on your behalf, but you wish your shares to be voted, please complete and return the information requested in the voting instruction form.

How You Can Change Your Vote

You may change your vote by revoking your proxy at any time before it is exercised, which can be done by delivering written notice of revocation to us, by delivering a new proxy bearing a later date, or by voting electronically or in person at the Annual Meeting. (Presence at the Annual Meeting by a shareholder who has submitted a proxy does not in itself revoke the proxy.) If you are the beneficial owner of shares held for you in a brokerage, bank or other institutional account, you must contact that institution to revoke a previously authorized proxy.

How Many Securities Are Entitled to Vote

Our voting securities consist of our $0.001 par value common stock. As of the record date, there were 74,439,205 shares of common stock outstanding. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. Treasury shares are not voted.

Voting Standards and Board Recommendations

Other than the matters identified below we know of no additional matters to be brought before the Annual Meeting:

VOTING ITEM	VOTING STANDARD(1)	TREATMENT OF ABSTENTIONS, WITHHOLDS & BROKER NON-VOTES	BOARD RECOMMENDATION
Election of directors	Plurality of votes cast	A “withhold” vote with respect to any nominee will not affect the election of that nominee.	FOR
Advisory vote on executive compensation	Majority of votes cast	An abstention will count as a vote cast and will therefore have the effect of a vote “against” the proposal. Broker non-votes will have no effect on the vote for the proposal.	FOR
Ratification of auditors(2)	Majority of votes cast	An abstention will count as a vote cast and will therefore have the effect of a vote “against” the proposal.	FOR
Increase to Authorized Shares of Common Stock(2)	Majority of votes cast	An abstention will count as a vote cast and will therefore have the effect of a vote “against” the proposal.	FOR

(1) Assuming a quorum is present.
(2) Routine proposal.

Quorum. A quorum for a matter will be present if a majority of the shares of common stock issued and outstanding and entitled to vote as of the record date are present in person, attending virtually or represented by proxy at the Annual Meeting. For purposes of determining the presence of a quorum for a matter, shares present at the Annual Meeting that are not voted, such as abstentions and “broker non-votes,” will be treated as shares that are present at the Annual Meeting. If a quorum is not present in person or by proxy at the Annual Meeting, or if fewer shares are present in person or by proxy than the minimum required to take action with respect to any proposal presented at the Annual Meeting, the chair of the Annual Meeting or the shareholders entitled to vote at the Annual Meeting, present in person, virtually or by proxy, have the power to adjourn the Annual Meeting to a later date until a quorum is obtained.

Broker Non-Votes. Broker non-votes occur when a bank or broker has not received directions from its customer and does not have the discretionary authority to vote the customer’s shares that are present at the Annual Meeting. Brokers are only permitted to exercise discretion and vote on “routine proposals” (such as ratification of the independent auditor and the increase to authorized shares of common stock) without instructions from their customers.

We Have a Plurality Voting Standard for Director Elections. The five nominees for director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy will be elected. You may vote “FOR” one or more of the nominees or you may vote “WITHHOLD” for one or more of the nominees. You may not cumulate your votes for the election of directors. Proxies cannot be voted for a greater number of directors than the number of nominees in the proxy statement.

How Proxies Will Be Voted

Proxies Will be Voted as Specified or as Recommended by the Board. The shares represented by all valid proxies that are received on time will be voted as specified. When a valid proxy form is received and it does not indicate specific choices, the shares represented by that proxy will be voted in accordance with the Board’s recommendations (in this case, “FOR” each director nominee and proposal).

What Happens if Other Matters are Properly Presented at the Annual Meeting? If any matter not described in this proxy statement is properly presented for a vote at the Annual Meeting, the persons named on the proxy form will vote in accordance with their judgment.

What Happens if a Director Nominee is Unable to Serve? We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the Board can either nominate a different individual or reduce the Board’s size. If the Board nominates a different individual, the shares represented by all valid proxies will be voted for that nominee.

Rights of Dissenters

No action is proposed at this meeting for which the laws of the state of Colorado or our Bylaws provide a right of our shareholders to dissent and obtain appraisal of or payment for such shareholders’ common stock.

Attending the Virtual Meeting

WHEN: June 4, 2021 at 9:00 a.m. Mountain Time

WHERE: Live webcast online at http://www.virtualshareholdermeeting.com/GORO2021

This year, the Annual Meeting will be conducted in-person and online via live webcast. All shareholders are invited to participate either in-person or online. If participating online, participants are encouraged to submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GORO2021. Your attendance at the Annual Meeting does not automatically revoke a proxy previously submitted by you and we encourage shareholders to cast their votes by proxy even if they intend to participate in the Annual Meeting. Shareholders wishing to vote electronically during the Annual Meeting must follow the instructions for voting during the Annual Meeting discussed on page 3.

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or your voting instruction form. The Annual Meeting will begin promptly at 9:00 a.m. Mountain Time and we encourage you to access the website prior to the start time. Online access will be available beginning at 8:45 a.m. Mountain Time.

The virtual Annual Meeting platform is fully supported across web browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the virtual Annual Meeting. Participants should also allow plenty of time to login to ensure that they can hear streaming audio prior to the start of the Annual Meeting.

You can submit questions during the Annual Meeting after logging in to the virtual meeting platform at www.virtualshareholdermeeting.com/GORO2021. To submit a question, you may do so by typing the question into the “Ask a Question” field and clicking “Submit”. Please submit questions before the start time of the Annual Meeting, if possible. Management will attempt to address all appropriate questions relating to the formal portion of the Annual Meeting (the proposals being voted on) during the Annual Meeting, subject to time constraints. Any questions submitted that relate to the general business activities of the Company will be addressed after the business portion of the Annual Meeting, subject to time constraints. Management will also attempt to address and post publicly any questions that could not be answered due to time constraints after the Annual Meeting.

Attending the Meeting in person

WHEN: June 4, 2021 at 9:00 a.m. Mountain Time

WHERE: Denver Marriott Tech Center, 4900 S. Syracuse Street, Denver, CO 80237

This year, the Annual Meeting will be conducted in-person and online via live webcast. All shareholders are invited to participate either in-person or online. If participating in person we look forward to seeing you in Denver. To participate in the Annual Meeting, please arrive at the Denver Marriott Tech Center by 8:30 a.m. Mountain Time and present yourself at the registration desk.

Where You Can Find Additional Information About Us

The principal executive office of our Company is located at 2000 South Colorado Blvd, Suite 10222, Denver, Colorado 80222. Our telephone number at this address is (303) 320-7708. Our common stock is traded on the NYSE American under the symbol “GORO.”

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our annual report for the year ended December 31, 2020, including financial statements and schedules, is included with this proxy statement.

We maintain a company website at www.goldresourcecorp.com from which you can alternatively access the reports we file with the SEC. Our committee charters and other important corporate governance documents are also available on our website.

Incorporation By Reference

To the extent that this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by SEC rules) will not be deemed incorporated, unless specifically provided otherwise in such filing.

PROPOSAL 1 – ELECTION OF DIRECTORS

What are you voting on?

The Board has nominated for election at the Annual Meeting Messrs. Morrison, Palmiere, Driscoll and Little and Ms. Murphy to serve until the 2022 annual meeting or until their successors are elected. Each nominee is currently a director of the Company and has consented to being named as a nominee.

☑ The Board unanimously recommends a vote “FOR” the election of the following five nominees:

Alex G. Morrison i Independent	Director since: 2016	Age: 57	Birthplace: Scotland
Committees: AC**, CC, NC
Current Role: Chair of the Board (since January 1, 2021) Director (2016 through 2020)

Current Public Company Boards:

●
Gold Standard Ventures Corp.
●
Energy Fuels Inc.
●
Dakota Territory Resource Corporation

Past Public Company Boards:

●
Detour Gold Corporation
●
Pershing Gold Corporation
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Taseko Mines Ltd.

Background and Experience:
●
Mr. Morrison has over 30 years of mining industry experience and has held senior executive positions at a number of mining companies, most recently as vice president and chief financial officer of Franco Nevada Corporation from 2007 to 2010. Mr. Morrison also held senior executive and financial positions at Newmont Mining Corporation, NovaGold Resources Inc., Homestake Mining Company, Phelps Dodge Corporation and Stillwater Mining Company. Mr. Morrison began his career with PricewaterhouseCoopers LLP after obtaining his Bachelor of Arts in Business Administration from Trinity Western University.

●
Our Board believes Mr. Morrison’s experience and skills developed as an executive officer and director for several publicly traded mining companies provide him with the appropriate background in matters related to finance and accounting, mining operations and risk assessment and make him well-qualified to serve as a director of the Company.

Affiliations, Memberships and Licenses:
Chartered Professional Accountant

Allen Palmiere	Director since: 2021	Age: 68	Birthplace: Canada
Committees: None
Current Role: Director (effective January 1, 2021)

Current Public Company Boards:

●
Dundee Corporation

Current Private Company Boards:

●
Ferrox Holdings Ltd.

Past Public Company Boards:

●
Guyana Goldfields Ltd.
●
Adriana Resources Inc.
●
HudBay Minerals Inc.
●
Barplats Investments Ltd.
●
Silk Road Resources Ltd.

Background and Experience:
●
Mr. Palmiere, a CA-CPA by training, has more than 35 years of experience in the mining industry both from a financial and operational perspective. His international experience includes South Africa, Central America, Guyana and Brazil and ten years of experience in China. Mr. Palmiere’s expertise includes operations, executive management and financing, both debt and equity. Additionally, Mr. Palmiere has extensive experience in mergers and acquisitions. Mr. Palmiere’s former executive positions include CEO and Chair of the Board, HudBay Minerals Inc., Executive Chair, Barplats Investments Ltd., Vice President, CFO, Zemex Corporation, and President and CEO, Breakwater Resources Ltd. Mr. Palmiere has also served as a director of numerous public companies.
●
Our Board believes Mr. Palmiere’s experience and skills developed as an executive officer and director for several publicly traded mining companies provide him with the appropriate background in matters related to finance and accounting, mining operations and risk assessment and make him well-qualified to serve as a director of the Company.

Affiliations, Memberships and Licenses:
N/A

Lila Manassa Murphy i Independent	Director since: 2021	Age: 49	Birthplace: U.S.A.
Committees: AC, CC**, NC**,SC
	Current Role: Independent Director (effective January 1, 2021)	Current Public Company Boards: ● Dundee Corporation Current Non-Profit Boards: ● Sustainable Development Strategies Group
Background and Experience:
●
Ms. Lila Murphy has served on the board and audit committee of Dundee Corporation, since August of 2018.  It was announced in March of 2021 that she will rotate off of that board and will be appointed the company’s Chief Financial Officer effective May 14, 2021. Ms. Murphy founded Intrinsic Value Partners, LLC in 2018, a provider of consulting services to asset management firms and family offices.  Previously she was Vice President and Portfolio Manager at Federated Hermes, Inc., a Fortune 500, ESG focused investment firm.  Prior, Ms. Murphy worked as an Analyst at David W. Tice & Associates Inc. with a dedicated focus on natural resources investing.  She has more than 25 years of diverse investment management experience.  She sits on the board and finance committee of Sustainable Development Strategies Group, a US-based independent non-profit research institute advancing best practices for sustainable management of natural resources. Ms. Murphy is a member of the Latino Corporate Directors Association.
●
Our Board believes Ms. Manassa Murphy’s experience and skills developed as a capital markets’ executive officer, focused on natural resources and her work as a director for Dundee Corporation provide her with the appropriate background in matters related to finance and accounting, assessing mining operations and risk assessment and make her well-qualified to serve as a director of the Company.

Affiliations, Memberships and Licenses: Chartered Financial Analyst

Joseph Driscoll i Independent	Director since: 2021	Age: 57	Birthplace: U.S.A.
Committees: CC, NC, SC**
	Current Role: Independent Director (effective January 1, 2021)		Current Non-Profit Boards: ● Society for Mining, Metallurgy & Exploration Foundation Trustee ● Colorado School of Mines Mining Advisory Board
Background and Experience:
●
Mr. Joseph Driscoll is a qualified Mining Engineer and alumnus of Montana Tech from which he holds a Bachelor of Science degree. Mr. Driscoll has held numerous operational roles over his 33-year mining career with Forte Dynamics, Environmental Resources Management, Amec Engineering and Consulting, Great Basin Gold Limited, Newmont, Barrick, Queenstake Resources, Stillwater Mining, Independence Mining, New Butte Mining and Pegasus Gold. Mr. Driscoll brings a wealth of operational experience with both underground and open-pit mining operations expertise.
●
Our Board believes Mr. Driscoll’s experience and skills developed as an executive officer for several publicly traded mining companies and director for several mining industry non-profit boards provide him with the appropriate background in matters related to mining operations and risk assessment and make him well-qualified to serve as a director of the Company.

Affiliations, Memberships and Licenses: N/A

Ron Little i Independent	Director since: 2021	Age: 58	Birthplace: Canada
Committees: AC, NC, SC, TAC
	Current Role: Independent Director (effective February 8, 2021)		Current Public Company Boards: ● Wolfden Resources Past Public Company Boards: ● Orezone Gold Corporation ● Premier Gold Mines Limited

Background and Experience:

●
Mr. Little is an engineer, geologist and entrepreneur who has developed mining projects in Canada, South America and Africa. He was the founder and CEO of Orezone Resources and Orezone Gold Corporation for over 20 years and built one of the most successful exploration ad mine development track records in Burkina Faso. He is and has been a director and advisor to other public companies and not for profit entities. Mr. Little is a Professional Engineer and holds a Bachelor of Science in Engineering (Geological) from Queen's University in Kingston. Mr. Little is currently the President & CEO of Wolfden Resources.
●
Our Board believes Mr. Little’s experience and skills developed as an executive officer and director for several publicly traded mining companies provide him with the appropriate background in matters related to mining operations and risk assessment and make him well-qualified to serve as a director of the Company.

Affiliations, Memberships and Licenses: Professional Engineer (P.Eng); Graduate of the Institute of Corporate Directors (ICD.D)

AC			Audit Committee
CC			Compensation Committee
NC			Nominating & Governance Committee
SC			Safety, Sustainability & Technical Committee
TAC			Technical Advisory Committee
**			Denotes Committee Chair

PROPOSAL 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

What are you voting on?	We are asking our shareholders to indicate their support for our executive compensation of the named executive officers as described in this proxy statement.

☑ The Board unanimously recommends a vote “FOR” the advisory vote to approve our executive compensation.

Pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company seeks a non-binding advisory vote from the holders of a majority of the common stock entitled to vote and represented in person, virtually or by proxy at the Annual Meeting approving the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal is also referred to as the “say on pay” vote. The most recent shareholder advisory vote concerning the frequency with which the Company will hold the advisory vote to approve compensation was at the 2017 annual meeting of shareholders. A majority of the shareholders indicated a preference to hold the shareholder advisory vote regarding executive compensation each year and the Company has proceeded to do so.

The Board and the Compensation Committee take seriously their role in the administration of the Company’s compensation programs and values input from shareholders. Although this proposal is non-binding, the Compensation Committee will consider the results of the advisory vote when determining future executive compensation decisions.

Our executive compensation programs are designed 1) to attract and retain top quality executive talent who can contribute to our long-term success and thereby build value for our shareholders, 2) to tie annual and long-term cash and equity incentive compensation to the achievement of measurable company and individual performance objectives, and 3) to align compensation incentives available to our executives with the goal of creating shareholder value. We urge shareholders to read the “Executive Compensation” section of this proxy statement, beginning on page 22, which contains tabular information and narrative discussion about the compensation of our named executive officers. The Compensation Committee and the Board believe that these policies are effective in implementing our compensation philosophy and in achieving our goals.

We are asking our shareholders to indicate their support for our executive compensation as described in this proxy statement. This proposal gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our shareholders to approve, on an advisory basis, the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Executive Compensation” section in the proxy statement for the Company’s 2021 Annual Meeting of Shareholders, is hereby APPROVED.”

PROPOSAL 3 – RATIFICATION OF INDEPENDENT AUDITOR

What are you voting on?

We are asking shareholders to ratify the appointment of Plante & Moran, PLLC (“Plante Moran”) as the independent auditor of our consolidated financial statements and our internal control over financial reporting for fiscal year 2021.

☑ The Board unanimously recommends a vote “FOR” ratification of the appointment of Plante Moran as our independent auditor for 2021.

Although ratification of our independent auditor is not required by our bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the selection of Plante Moran as independent auditor for 2021 is not ratified by the shareholders, the Audit Committee may reconsider, but will not necessarily change, its selection of Plante Moran to serve as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee may recommend a different independent auditor at any time during the year if it determines that this would be in the best interests the Company.

The following table sets out the aggregate fees billed by our principal auditor, Plante Moran, for services rendered during fiscal years 2020 and 2019 in connection with our annual audits and quarterly reviews, as well as for any other non-audit services provided by the firm:

	Plante Moran 2020	Plante Moran 2019
Audit Fees	$347,000	$387,500
Audit Related Fees	105,700	30,929
Tax Fees	111,500	51,500
All Other Fees	16,992	14,383
Total Fees	$581,1925	$484,312

Audit Fees. This category includes fees related to the audit of our annual financial statements; review of financial statements included in our quarterly reports on Form 10-Q; the audit of management’s assessment of the effectiveness as well as the audit of the effectiveness of our internal control over financial reporting included in our Form 10-K as required by Section 404 of the Sarbanes-Oxley Act of 2002; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements during those fiscal years.

Audit-Related Fees. This category consists of assurance and related services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” For 2020, this category included the audit services provided in connection with the spin-off of the Nevada assets.

Tax Fees. This category consists of professional services rendered by the independent registered public accounting firm primarily in connection with our tax compliance activities, including the preparation of tax returns and technical tax advice related to the preparation of tax returns. For 2020, this category included the tax services provided in connection with the spin-off of the Nevada assets.

All Other Fees. This category consists of fees for other corporate services that are not included in the other categories of fees.

The Audit Committee’s policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval. During fiscal 2020, the Audit Committee approved in advance all services provided by Plante Moran.

In addition to the limitations on non-audit services, we periodically review our relationship with the independent auditors to ensure it meets the standards for independence. During its tenure with us, neither Plante Moran nor any of its respective members or associates, had any financial interest in the business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as our independent auditors. Furthermore, the Audit Committee has determined that the non-audit services rendered by Plante Moran during fiscal 2020 and 2019 were compatible with maintaining the independence of the respective independent registered public accounting firms.

We expect representatives of Plante Moran to be present at the virtual Annual Meeting and to be available to answer questions and make a statement if they wish.

PROPOSAL 4 – INCREASE TO AUTHORIZED SHARES OF COMMON STOCK

What are you voting on?

We are asking shareholders to approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares (the “Authorized Shares Amendment”).

☑ The Board unanimously recommends a vote “FOR” the Authorized Shares Amendment.

On March 22, 2021, the Board unanimously approved a resolution to amend our articles of incorporation to increase the amount of our authorized shares of common stock from 100,000,000 shares to 200,000,000 shares. The Board unanimously recommends that the shareholders approve the Authorized Shares Amendment. As of the record date, we were authorized to issue 100,000,000 shares of Company common stock, of which 74,439,205 are issued and outstanding.

Historically, the Company has maintained a tight capital structure. This tight capital structure has worked well for the Company’s business objectives for the last 10 years but has not facilitated significant growth through equity issuances. The Authorized Shares Amendment would enable the Company to issue additional shares of Company common stock from time to time as may be required for various business purposes, including but not limited to raising additional capital to further the development of the Don David Gold Mine, exploration opportunities in Oaxaca, Mexico and other strategic growth or acquisition opportunities as they arise. Without an affirmative vote to increase the authorized shares of Company common stock, the Company may have an insufficient number of issuable shares to advance its various business purposes.

The Authorized Shares Amendment would not change the terms of the Company’s shares of common stock, and the additional shares of common stock would have rights identical to the currently outstanding common stock. The Company does not currently have any specific plans to issue additional shares of Company common stock but expects to continue to issue shares of common stock under its equity compensation plans from time to time. In addition, the Board will continue to assess opportunities to issue shares of Company common stock from time to time in potential offerings for capital-raising purposes, including under our “at-the-market” equity program with H. C. Wainwright. The Board has not proposed an increase in the number of authorized shares of common stock with the intention of discouraging tender offers or takeover attempts relating to the Company.

The Board recognizes that the issuance of additional shares of Company common stock may dilute the existing holders of our common stock. However, the Board believes that these potential risks are outweighed by the benefit that an increase in the number of available shares would provide in terms of additional financing flexibility. The Board believes that retaining the ability to act swiftly on future opportunities that may require or be facilitated by additional stock issuances will benefit existing shareholders.

A copy of the Authorized Shares Amendment is attached to this proxy statement as Annex A. If the Authorized Shares Amendment is approved, we intend to file with the Secretary of State of the State of Colorado Articles of Amendment to Articles of Incorporation reflecting the Authorized Shares Amendment. The Articles of Amendment to Articles of Incorporation will be effective immediately upon filing with the Secretary of State of the State of Colorado. At any time prior to the filing of the Articles of Amendment to Articles of Incorporation with the Secretary of State of the State of Colorado, notwithstanding shareholder approval thereof and without further action by the shareholders, the Board, in its sole discretion, may abandon or delay the filing of the Articles of

Amendment to Articles of Incorporation reflecting the Authorized Shares Amendment. Based on the foregoing, the Board deems it advisable and in the best interest of the Company that its shareholders approve the Authorized Shares Amendment.

Possible Anti-Takeover Effects of the Proposal

The Authorized Shares Amendment is not proposed by our Board in response to any known accumulation of our stock or threatened takeover.  Nevertheless, the power of the Board to issue shares of common stock without shareholder approval could make it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal and enable our management to discourage or impede a takeover of the Company.  This could have a detrimental effect on the interests of any shareholders who wanted to tender their shares to the party seeking control or who would favor a change in control.  In addition to the increase in the authorized shares of our common stock, certain provisions of our Articles of Incorporation, as amended, could be used by our management to prevent, delay or defer a sale or takeover of the Company that is favored by a majority of the independent shareholders without further vote or action by the shareholders.

Article IV of our Articles of Incorporation, as amended, grants our Board the authority to establish one or more series of Preferred Stock and to determine and prescribe the voting powers, distinguishing designations, preferences, limitations, restrictions and relative rights of the Preferred Stock, and any series of Preferred Stock.  The issuance of Preferred Stock with either specified voting rights or rights providing for the approval of extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of the Company by diluting their stock ownership. In addition, the ability of the Board to distribute shares of any class or series (within limits imposed by applicable law) as a dividend with respect to issued shares of Preferred Stock could also be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company, and effectively delay or prevent a change in control without further action by the shareholders.

Except for the potential effects of the aforementioned provisions, there are no anti-takeover provisions in the Company’s Articles of Incorporation, as amended, bylaws or other governing documents.  Our Board periodically evaluates the interests of the Company as it relates to any potential threats and may adopt a proposal or enter into another arrangement that may have material anti-takeover consequences in the future.

Governance

Board Leadership Structure and Risk Oversight

Our CEO and Chair roles are separate. Mr. Morrison, our Chair, brings significant experience with over 30 years in the mining industry, serving in various executive and board positions. In his capacity as Chair, he works closely with Mr. Palmiere, the Chief Executive Officer.

Companies such as ours face a variety of risks, including financial reporting, legal, credit, liquidity, operational, health, safety and cybersecurity. The Board believes an effective risk management system will (1) identifies the material risks that we face in a timely manner, (2) communicates necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant board committee, (3) implements or oversees implementation of appropriate and responsive risk management and mitigation strategies consistent with our risk profile, and (4) integrates risk management into our decision-making.

The Board oversees risk management after receiving briefings from management and advisors and based on its own analysis and conclusions regarding the adequacy of our risk management processes. The Board, with assistance and input from its committees, continuously evaluates and manages material risks, including geopolitical and enterprise risk, financial risk, environmental risk, health and safety risk, and the effect of compensation structures on risk-taking behaviors. By virtue of the directors working closely with executive management, who in turn work closely with the mining operators, we believe we have created an effective and efficient risk communication system that has increased collaboration and communication.

Board Independence and Related Party Transactions

The Company has a policy with regard to the consideration of diversity in identifying director nominees, which is available on the Company’s website at www.goldresourcecorp.com. In addition to gender diversity on the Board of Directors, gender diversity exists with two of the four executive officers. The Company continues to strive to nominate individuals with a variety of backgrounds and complementary skills so that, as a group, the Board possesses the appropriate talent, skills, and expertise to oversee our businesses. This assessment includes consideration of independence, expertise, mining and other industry background, age, gender, skills, geographic location and time availability, in the context of the needs of the Board and our Company. The Nominating and Governance Committee has determined that each of the director nominees possess the competencies set forth in the Board Skills Matrix below that are necessary for the Board to effectively fulfill its oversight responsibilities. The Board Skills Matrix is periodically updated to identify the skills and experiences, if any, that are required due to changes in strategic focus of the Company.

Board Skills Matrix

Experience/Skills (Board Self- Assessment)	Alex Morrison	Joe Driscoll	Lila Murphy	Ron Little	Allen Palmiere
Board Experience/Corporate Governance	P	S	P	P	P
Capital Markets/Corporate Finance	S		P	S	P
Corporate Social Responsibility		P	P	P	S
Financial Expertise/Financial Literacy	P	S	P	S	P
Human Resources/Executive Compensation	S	S	S		S
Industry Knowledge	P	P	P	P	P
Information Technology/Cybersecurity	S
Leadership/Executive Management	P	S	S	P	P
Mergers and Acquisitions	P		S	S	P
Mineral Exploration and Development		P	S	P	S
Mining/Engineering		P		P	S
Processing/Metallurgy		S		P
Risk Management	P	S	S	S	P
P - Primary Expertise
S - Secondary Expertise

Our on-boarding program for new directors includes a discussion of a broad range of topics, including the background of the Company, the Board and its governance model, long-term strategy and business operations, financial statements, business plan and capital structure, key risk factors and management systems, legal, business integrity and ethical responsibilities of the Board, as well as other matters relevant to the ability of a new director to fulfill his or her responsibilities. Our directors are expected to keep current on issues affecting our Company and the mining industry and on developments with respect to their general responsibilities as directors. The Company will either provide or pay reasonable expenses for ongoing director education to enable them to perform their duties as directors. Ongoing director training includes presentations by NEO’s, the Technical Advisory Committee and Independent auditors, as well as outside advisors and experts. New and current directors have visited the Company’s mine site to further their understanding of the business.

As of the date of this proxy statement, we have five directors, including four that the Board has determined are independent directors, as follows:

●	Alex Morrison (independent);
●	Lila Murphy (independent);
●	Joe Driscoll (independent);
●	Ron Little (independent); and
●	Allen Palmiere.

An “independent” director is a director whom the Board has determined satisfies the requirements for independence, including those established under the Sarbanes–Oxley Act of 2002, section 10A(m)(3) of the Exchange Act and under section 803A of the NYSE American LLC Company Guide (“NYSE American Rules”).

We consider “related party transactions” to be transactions between the Company and (1) a director, officer, director nominee or beneficial owner of greater than five percent of our common stock; (2) the spouse, parents, children, siblings, or in-laws of any person named in (1); or (3) an entity in which one of our directors and officers is also a director or officer or has a material financial interest. The Audit Committee is vested with the responsibility of evaluating and approving any potential related party transaction unless a special committee consisting solely of disinterested and independent directors (as defined in the NYSE American Rules) is appointed by the Board. Our policies and procedures for related party transactions are set forth in writing in our Code of Ethics and Audit Committee Charter. There were no related party transactions during fiscal 2020.

Director Compensation

Non-executive director compensation was evaluated in early 2021 to ensure alignment with roles performed and shareholder interests. As a result of the evaluation, annual retainers for non-executive directors were revised as outlined in the table below. Along with the revisions made to non-executive director retainers, the Company commenced the practice of granting deferred share units (described below).  The Company continues to work with an independent Compensation Consultant to perform a peer review of non-executive director overall compensation structure. This review may result in future revisions to the non-executive director compensation structure.

Executive directors are not compensated for board service in addition to their executive compensation outlined in the Executive Compensation section of this Proxy Statement. Through December 31, 2020, the non-executive directors of the Company were primarily compensated by way of directors’ fees, RSUs and stock options.

Retainer Fees

Effective January 1, 2021, changes were made to the retainer structure used to compensate the Company’s non-executive directors.  The outlined retainers below will be paid in cash unless the non-executive director elects to have the retainer paid in equity. At the non-executive director’s discretion, the equity can be in the form of deferred share units (“DSUs”) or stock grants, the terms of the DSUs are discussed below. Each DSU or unrestricted stock grant will be awared at the Company’s closing share price value at the date the cash would have otherwise been paid.

Fee Type	Annual Retainer
Board Chair	$70,000
Board Member	$70,000
Committee Chair	$10,000 – $25,000
Committee Member	$7,500

Share-Based Awards and Deferred Share Unit

Effective January 1, 2021, the Board, on the recommendation of the Compensation Committee, implemented a program to issue DSUs. DSUs are a qualifying instrument under the terms of the Company’s 2016 Equity Plan. The purpose of the DSUs is to promote a greater alignment of interests between non-executive directors and the shareholders of the Company, and to provide a compensation system for non-executive directors that, together with any other compensation mechanisms of the Company, reflects the responsibility, commitment and risk accompanying Board membership.

The Board may award DSUs to an eligible director to provide appropriate equity-based compensation for the services he or she renders to the Company. The vesting and settlement terms of the DSUs are determined by the Compensation Committee at the time the DSUs are awarded and in compliance with the 2016 Equity Plan. Generally, DSUs will be settled at termination. Termination is deemed to occur on the earliest of (1) the date of voluntary resignation or retirement of the director from the Board; (2) the date of death of the director; or (3) the date of removal of the director from the Board whether by shareholder resolution, failure to achieve re-election or otherwise; and on which date the director is not a director or employee of the Company or any of its affiliates. At the time of settlement, and at the discretion of the Compensation Committee, DSUs may be issued in the form of equity or cash after consideration of the financial condition of the Company.

As noted above, retainers may be paid in the form of equity at the election of the non-executive director.

2020 Non-Executive Director Compensation

Prior to 2021, we paid our non-executive directors a monthly cash retainer fee based on factors including tenure, committee membership and chair duties. Mr. Conrad received $22,000 per month as Chairman of the Board. Mr. Morrison received $12,000 per month and Ms. Perry received $10,333 per month. Additionally, Mr. Conrad and Mr. Morrison received additional cash awards throughout the year related to the duties assumed.

The table below summarizes the compensation of all independent directors who served any time during the fiscal year 2020 and whose compensation is not disclosed in the Executive Compensation Summary Table for the fiscal year ended December 31, 2020:

Name	Fees Earned or paid in Cash	Stock Awards	Option Awards(2)	All Other Compensation(3)	Total
Bill M. Conrad	$392,000	$-	$80,755	$1,863	$474,618
Alex G. Morrison(1)	187,000	33,160	71,459	1,863	293,482
Kimberly C. Perry(4)	98,664	-	-	-	98,664
(1)	Mr. Morrison elected to receive 7,789 shares of common stock in lieu of cash retainer ($24,978) and 2,614 RSU’s ($8,182) related to the 25% adjustment made to unvested RSU’s to reflect the impact of the Fortitude Gold Corporation spin-off.
(2)	As of December 31, 2020, unexercised stock options were revalued as a result of the Fortitude Gold Corporation Spin-off. Option prices were adjusted by $1.00 per option and the options revalued accordingly.
(3)	“All Other Compensation” includes a gold and silver coin given to the non-executive director.
(4)	Ms. Perry served on the Board until August 10, 2020 when she resigned to replace retiring CFO Mr. John Labate.

The Board and its Committees

The Board maintains an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Safety, Sustainability and Technical Committee. The following table sets forth the number of meetings held by each committee of the Board during fiscal 2020.

Board or Committee	Number of Meetings	Did any Director or Member Attend Less than 75% of Meetings Held?
Board of Directors	12*	No
Audit Committee	5	No
Compensation Committee	5	No
Nominating and Governance Committee	2	No
Safety, Sustainability and Technical Committee	1	No
* Including one non-executive session.

Audit Committee. The Audit Committee has been established to oversee the accounting and financial reporting of the Company and comprises Alex Morrison (Chair), Lila Murphy and Ron Little as members, each of whom are independent under the NYSE American Rules. Among other duties, the Audit Committee is directly responsible for recommending the appointment, approving the compensation (including approval of the audit fees), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee annually reviews the independence and performance of the independent auditors in deciding whether to retain the current firm or engage a different independent auditor. During these reviews, the Audit Committee considers, among other things:

●	the auditor’s historical and recent performance on the audit, including the results of an internal review of the quality and service provided by the auditor;
●	the auditor’s capability and expertise in handling the breadth and complexity of our operations;
●	an analysis of the auditor’s known legal risks and any significant legal or regulatory proceedings in which it is involved;
●	external data on audit quality and performance including any known Public Company Accounting Oversight Board (PCAOB) reports;
●	the appropriateness of the auditor’s fees for audit and non-audit services, both on an absolute basis and compared to peer firms;
●	auditor independence; and
●	auditor tenure, including the benefit of institutional knowledge concerning our policies and procedures.

It is the policy of the Audit Committee to review and approve the engagement of the independent auditors, including the scope, extent and procedures of audit and non-audit services to be performed for the Company, the content and results of the audit performed by the auditors and any recommendations made by the auditors, and to oversee any other aspects of the engagement of the independent auditors, including but not limited to resolution of disagreements between management and the auditor regarding financial reporting and other audit, review or attest services, and the compensation to be paid therefore, and all other matters the Audit Committee deems appropriate. The Audit Committee also oversees our financial reporting process and is responsible for drafting an Audit Committee Report to be included with our proxy statement.

Our Board has determined that Mr. Morrison, the Chair of the Audit Committee, qualifies as an audit committee financial expert, as defined by the applicable regulations of the SEC, in that he has (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls over financial reporting; and (5) an understanding of the audit committee functions. Mr. Morrison acquired these attributes through his experience serving as chief financial officer, a director of other publicly traded companies and in his experience in a public accounting firm. Each of the other members of the Audit Committee is financially sophisticated, as defined in the NYSE American Rules.

The full responsibilities of the Audit Committee are set forth in its formal written charter, which is available on our web site at www.goldresourcecorp.com.

Audit Committee Report. The Audit Committee of the Board of Directors is pleased to present this Audit Committee Report:

We have reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2020 with management and have discussed with Plante & Moran PLLC, our independent registered public accounting firm for 2020, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the U.S. Securities and Exchange Commission (SEC), with respect to those statements. We have reviewed the written disclosures and the letter from Plante & Moran PLLC required by the PCAOB regarding Plante & Moran PLLC’s communication with the audit committee concerning independence and have discussed with Plante & Moran PLLC its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that the financial statements be included in our annual report on Form 10-K for the year ended December 31, 2020.

Respectfully submitted,

Alex Morrison (Chair and member)

Lila Murphy (member)

Ron Little (member)

Compensation Committee. The Compensation Committee, currently composed of Lila Murphy (Chair), Alex Morrison and Joe Driscoll as members, each of whom are independent under the NYSE American Rules, is responsible for establishing the compensation of our CEO, reviewing and determining the compensation of our executive officers and non-executive directors and determining or recommending our general compensation, benefits, perquisites, policies and practices, including, without limitation, our incentive compensation plans and equity-based compensation plans, and preparing a Compensation Committee Report to be included with our proxy statement. Each of the Compensation Committee members meets the definition of “independent” as defined in the NYSE American Rules.

In performing its functions, the Compensation Committee considers, among other things, the recommendations of an independent compensation consultant, the types and amounts of compensation that have been paid to our executives and non-executive directors in the recent past, peer group compensation, as well as recent individual and overall Company performance.

The Compensation Committee has adopted a formal charter, a copy of which is available on our website at www.goldresourcecorp.com.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee was ever an officer of the Company or served as an employee or participated in a related party transaction during the last fiscal year. No member of the Compensation Committee or executive officer of our Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Compensation Committee Report. The Compensation Committee of the Board of Directors is pleased to present this Compensation Committee Report:

We have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon review of the discussions herein, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Form 10-K for the year ended December 31, 2020.

Respectfully submitted,

Lila Murphy (Chair and member)

Alex Morrison (member)

Joe Driscoll (member)

Nominating and Governance Committee. The Nominating and Governance Committee comprises Lila Murphy (Chair), Alex Morrison and Joe Driscoll as members, each of whom is independent under the NYSE American Rules. The committee is primarily responsible for (1) identifying and evaluating qualified individuals to become members of the Board or to fill any vacancies that arise, including suggestions from members of the Board as well as from shareholders, and to recommend such nominees to the Board; (2) determining the criteria the committee will use to evaluate such candidates for director; (3) periodically reviewing the function and size of the Board and making recommendations to the Board; (4) evaluating the Company’s corporate governance practices and recommending any changes to those guidelines or constituent documents; (5) evaluating the effectiveness of the Board and its committees, its membership and its structure; and (6) developing effective continuing education guidelines for the members of the Board.

The Nominating and Governance Committee acts pursuant to its charter available on our website at www.goldresourcecorp.com.

The committee will consider director candidates nominated by shareholders and will apply the same criteria to all nominees, including shareholder recommendations. A shareholder who wishes to recommend a prospective director nominee should send a letter directed to the attention of Ann Wilkinson, Corporate Secretary, 2000 South Colorado Blvd, Suite 10200, Denver, Colorado 80222. Such letter must be signed and dated and submitted by the date mentioned in this proxy statement under the heading “Shareholder Proposals.”  The information required by Regulation 14A of the Securities Exchange Act must be included in or attached to the letter, including but not limited to:

●	name and address of the shareholder making the recommendation;
●	proof that the shareholder was the shareholder of record, and/or beneficial owner of common stock as of the date of the letter;
●	the name, address and resume of the recommended nominee; and
●	the written consent of the recommended nominee to serve as a director if so nominated and elected.

Specific minimum qualifications for directors and director nominees which the committee believes must be met in order to be so considered include strategic managerial and financial skills and experience, mining industry expertise, and knowledge in other areas that are strategically important to us. Other considerations include diversity, exemplary personal integrity and reputation, sound judgment, potential or actual conflicts of interest, and sufficient time and willingness to devote to the discharge of his or her duties.

Safety, Sustainability and Technical Committee. The Safety, Sustainability and Technical Committee was established effective January 1, 2020.  As of the date of the Proxy, the members of the committee are Joe Driscoll (Chairperson), Lila Murphy and Ron Little. The Committee is primarily responsible for the review and monitoring of (1) environmental policies and activities including audit plans and reports; (2) health and safety policies and activities including audit plans and reports; (3) policies and activities related to the engagement of communities, government and other stakeholders; (4) policies and activities related to the sustainability of communities within the areas of operations; and (5) policies and activities related to sustainable use of renewable and non-renewable resources.

The Safety, Sustainability and Technical Committee acts pursuant to its charter available on our website at www.goldresourcecorp.com.

Environmental, Social And Other Corporate Governance

The Safety, Sustainability and Technical Committee is charged with evaluation and oversight of the Company’s policies related to environmental, safety and health and social risks, all of which are available on our website at

www.goldresourcecorp.com. These policies demonstrate the Company’s continued commitment to improving both its operations and the environment and surrounding communities in which it operates.

The Company has always focused on sustainability and investment in the local and indigenous communities where it operates. Some examples include:

●	bursaries and scholarships provided for local youth to attend post-secondary education;
●	use of recycled materials in the construction of its Oaxaca, Mexico mine camp;
●	successful power line connection of its El Aguila Project in Oaxaca to the Federal Electricity Commission’s power grid, replacing onsite diesel power generation and reducing local carbon emissions and providing first time electricity access to approximately 25,000 families along the power line route;
●	investments in local infrastructure, such as a local water treatment facility, medical and dental clinics;
●	sponsoring local activities, including school and community social events; and
●	supporting local residents through educational scholarships.

For the seventh consecutive year, the Don David Gold Mine earned the prestigious Empresa Socialmente Responsable (“ESR”) award from the Mexican Center for Philanthropy (CEMEFI). Awards are given to organizations who demonstrate a commitment to supporting social and environmental protection programs within their local communities.

The Company completed a paste plant facility in 2019, which repurposes a portion of its above-ground tailings by backfilling its underground workings with a solution which extends the life of the mine by reducing the tailings storage footprint  and reinforcing underground mine stability. The Company has also begun construction of a dry stack facility, which upon completion will further reduce its tailings storage footprint, reduces water consumption and accelerates the reclamation and rehabilitation of the open pit mining area.

Additionally, in 2020, we prepared a reporting framework based on the Sustainability Accounting Standards Board (“SASB”) Metals and Mining Protocols. The 2020 report includes 2019 results on the following categories: Green House Emissions, Air Quality, Energy Management, Water Management, Waste & Hazardous Materials Management, Biodiversity Impacts, Security, Human Rights & Rights of Indigenous Peoples, Community Relations, Labor Relations, Workforce Health & Safety and Business Ethics & Transparency.  This SASB report, along with our Tailings Dam Disclosure, can be found on our website at www.goldresourcecorp.com.

The Company regularly consults with the local and indigenous communities in Mexico and hosts discussions related to impacts of operations and local improvements. The Company recognizes access to water as a human right and will continue to support the communities in which it operates in this regard.  The Company continues to evolve in this area with a focus on environmental stewardship, community engagement, human rights issues and enhanced disclosures of our impact and activities.

Communications with the Board of Directors

Our Board maintains a policy of reviewing and considering communications from our shareholders. Any shareholder who desires to contact the Board may do so as follows:

Medium	Number / Address
Fax	(720) 459 – 3870
Telephone	(303) 320 – 7708
Email	Ann.Wilkinson@GRC-USA.com
Regular Mail	2000 South Colorado Blvd. Tower 1, Suite 10200 Denver, CO 80222 c/o Ann Wilkinson

Such communications may also be forwarded to the Board by mail in a sealed envelope addressed to an individual director or the Board by mailing to our corporate headquarters in Denver, Colorado. We will deliver the envelope unopened (1) if addressed to an individual director, to such director, or (2) if addressed to the Board, to the Chair of the Board who will report on the contents to the other board members.

Our directors periodically review communications from shareholders and determine, at their discretion, whether the communication addresses a matter that is appropriate for consideration by the Board. Directors also attend the annual meeting of shareholders and receive communications directly from shareholders at that time.

Code of Ethics and Whistleblower Policy

We maintain a written Code of Ethics, a copy of which is available on our website at www.goldresourcecorp.com. In the event the Board approves an amendment to or a waiver of any provision of the Code of Ethics, we will disclose the information on our website.

The Company also maintains a Whistleblower Policy, a copy of which is available on our website at www.goldresourcecorp.com. We are committed to conducting appropriate investigations and supporting individuals who report in good faith concerning any perceived illegal acts, fraud, and/or violations of the Code of Ethics.

Executive Compensation

Compensation Discussion and Analysis

At Gold Resource Corporation, the newly constituted Compensation Committee is working to implement best-in-class governance for executive compensation. We believe executive compensation is key to helping us achieve our strategic goals and build and retain our success-proven team, and therefore have designed a compensation philosophy with these objectives in mind. Our compensation philosophy is built on four guiding principles:

1.	Shareholder Alignment – an important element of executive compensation will be annual awards of equity-based compensation to encourage a focus on long-term shareholder value.
2.	Pay for Performance – overall executive pay will be based upon the achievement of pre-determined short-term and long-term performance targets.
3.	Attract and Retain Quality People – operating in a highly competitive talent marketplace, the compensation will be such as to attract, retain and motivate experienced, team-oriented quality people.
4.	Disciplined Approach – As we work to put in place an appropriate and effective program of compensation for management, reviews and controls of the compensation design and actual compensation awards (individual and aggregate) will be conducted for reasonableness, such as to ensure risk-taking is at acceptable levels and cash and equity awards are fiscally prudent.

We are confident that the best way to achieve our strategic goals, attract and retain top talent and align with shareholders is by providing an appropriate mix of three major elements of compensation (salary, annual bonus and long-term incentives), and adopting the proactive controls and policies below:

What We Have Accomplished So Far

♦ We have adopted an incentive compensation clawback policy

♦ We promote retention with equity awards that vest over 3 years

♦ Our compensation plans mitigate excessive risk taking

♦ We require minimum share ownership levels for executives and directors

♦ We have a double trigger for cash severance upon change of control

♦ We have engaged an independent compensation consultant to assess our compensation philosophy and, going forward, to aid us in putting in place a compensation program for both management and directors that aligns our interests with that of shareholders.

What We Are Evaluating

♦ We will develop a process to report and support actual performance-based pay

♦ We will promote performance and retention with equity awards that are based on performance

♦ We are working to provide comprehensive compensation disclosure in plain language

♦ We will continue the work with an independent compensation consultant to conduct ongoing peer reviews of executive and non-executive director compensation

What We Won’t Do

♦ We do not reprice underwater stock options

♦ We do not guarantee incentive compensation

♦ We do not provide tax gross-ups for perquisites

The individuals who served as our principal executive officer and principal financial officer during the year ended December 31, 2020, as well as the other individuals included in the Summary Executive Compensation Table below, are referred to as named executive officers (“NEOs”) throughout this Compensation Discussion and Analysis.

Role of the Compensation Committee and Chief Executive Officer

The Compensation Committee annually reviews and determines the compensation for the NEOs, including the CEO, and is also responsible for approving any equity compensation for non-executive employees. Our CEO reports to the Compensation Committee regarding the individual performance of the other NEOs and the NEOs may also offer evaluations of non-executive employees’ individual performance for consideration of equity awards. The CEO plays a role in executive compensation decisions by making recommendations to:

●	the Board regarding the Company’s annual objectives that provide the structure for the assessment of compensable corporate performance and alignment of individual annual objectives of other executive officers and employees;
●	the Compensation Committee regarding the annual objectives for the other executive officers and providing assessments of their performance relative to such objectives; and
●	the Compensation Committee regarding executive officer base salary adjustments, target annual performance-based cash incentives awards and actual payouts, and long-term incentive awards in the form of stock options and grants under the Share Unit Plan.

Role of Independent Third-Party Compensation Consultant

In early 2021, the Compensation Committee engaged an outside consultant, Roger Gurr & Associates (the “Compensation Consultant”) with the long-term intention to conduct a review over the course of 2021 with respect to the Company’s executive and director compensation policies and practices. The Compensation Consultant reviewed the CEO, CFO and COO executive compensation levels and recommended a compensation philosophy, an updated peer group and a Performance Share Unit (“PSU”) retention program.  The Compensation Committee and the Board considered the advice contained in the 2021 report when determining the fiscal 2021 executive compensation program and overall compensation philosophy.

The statement of work (mandate and fees) of the Compensation Consultant were pre-approved by the Compensation Committee. The Company has paid the Compensation Consultant $24,000 year-to-date 2021. The Compensation Committee assessed the independence of the Compensation Consultant pursuant to SEC rules and concluded that the Compensation Consultants work does not raise any conflicts of interest. Other than such services described herein as a third-party compensation consultant, the Compensation Consultant provided no other services to the Company and is not considered an employee of the Company.

Elements of Executive Compensation

As discussed above, our NEO compensation program for 2021 comprises three main elements: base salary, an annual short-term incentive plan (“STIP”) cash award, and long-term equity-based incentive compensation (“LTIP”) in the form of PSUs, RSUs and stock options.  We believe that this compensation structure appropriately aligns the interests of the executives with our shareholders by encouraging equity ownership through equity awards and motivates our NEOs to maximize shareholder value.

As part of the extensive review of compensation philosophy and policies in early 2021, the Company redefined its compensation structure. The overall structure consists of base salary and a mix of short-term and long-term compensation. Annual total direct compensation (TDC) for NEOs consists of base salary, short-term incentive and long-term incentive compensation. 55% to 75% of the executive’s TDC will be derived from performance-based measures.  Initial 2021 TDC will be structured as follows:

Compensation Element	Type of Pay	% of Total Compensation
Base Salary	Fixed	30 – 40%
STIP	Variable	20 – 30%
LTIP	Variable	35 – 45%

STIP measures will depend on overall Company performance with a focus on financial, production, operating performance, growth, safety, environmental and sustainability factors.

Work with the Independent Compensation Consultant will continue to ensure target TDC levels for each executive will be set with reference to the TDC levels of a group of peer mining companies (“Compensation Peer Group”) in recognition of the need to attract, motivate and retain key employees with the requisite skills to execute the Company’s long-term objectives. Target TDC levels will be set at the median of the Compensation Peer

Group for target levels of performance with the opportunity to significantly exceed the median for superior performance levels. The initial 2021 Compensation Peer Group is defined as follows:

Peer Group
Americas Gold and Silver Corporation	Gran Colombia Gold Group
Argonaut Gold Inc.	Great Panther Mining Limited
Avino Silver & Gold Mines Ltd.	Harte Gold Corp.
Bear Creek Mining Corporation	Jaguar Mining Inc.
Calibre Mining Corp.	Orla Mining Ltd.
Excellon Resources Inc.	Northern Vertex Mining Corp.
Fiore Gold Ltd.	Roxgold Inc.
Galiano Gold Inc.	Victoria Gold Corp.
Go Gold Resources Inc.

The Compensation Peer Group was selected based on several factors including, but not limited to, gold and silver producers, operations in the Americas and market capitalization with a range of $100 million to $500 million.

2020 Executive Compensation

The key elements of the 2020 executive compensation plan were salary and the STIP bonus. Due to the Fortitude Gold Corporation spin-off, unvested option prices and unvested RSU’s were adjusted. The non-equity incentive award was dependent on safety performance and relative total shareholder return (“TSR”) during 2020. As the Company suffered a fatality on December 24, 2020 and performed in the bottom quartile of its previous peer group’s TSR, the non-equity incentive award was zero. The Compensation Committee exercised its authority in determining the discretionary component of the 2020 STIP. The Compensation Committee considered several corporate and individual performance factors, including, but not limited to, the following:

●	achievement of production goals after considering the impact of COVID;
●	achievement of cost goals and related profitability levels;
●	balance sheet strength with regards to liquidity and capital structure;
●	business execution and advancement of capital projects and long-term vision; and
●	other relevant measures of corporate and individual performance.

The final element of the total compensation package is sign-on equity grants which typically consist of stock options and RSU’s.  These grants are awarded when an executive accepts employment with the Company and are designed to ensure longer-term retention of the executive. The timing, level and value of such issuances of the awards is determined at the discretion of the Compensation Committee and typically vest over a period of several years to encourage executive retention.

Additional benefits provided to executive officers and key employees as part of their compensation packages include health insurance, a health expense reimbursement plan and a 401(k) retirement plan (for US residents). To the extent the NEOs participate in these programs, they generally do so on the same basis as our other employees. We believe these benefits are consistent with those offered by other companies with which we compete for executive talent. Our NEOs do not typically receive perquisites nor do we maintain any deferred compensation plans.

Summary Executive Compensation Table

The following table summarizes the total compensation of all persons serving as our CEO, CFO and our three most highly compensated other executive officers (a.k.a. “named executive officers” or “NEOs”) during fiscal 2020:

Name and Principal Position		Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)		Non-Equity Incentive Award	All Other Compensation	Total
Jason D. Reid (3)	CEO, President	2020	$630,000	$280,000	$67,329	$191,663		$-	$510,113	$1,679,105
	and Director	2019	$630,000	$204,000	$378,548	$-		$31,500	$9,727	$1,253,775
		2018	$630,000	$-	$157,499	$763,233		$169,470	$9,508	$1,729,710

John A. Labate (through August 14, 2020)	Chief Financial	2020	231,000	218,000	31,406	107,072		-	22,329	609,808
	Officer	2019	346,500	101,625	173,502	-		17,325	9,727	648,679
		2018	346,500	-	86,628	121,462		93,209	9,568	657,366
Kimberly C. Perry (4) (from August 10, 2020)	Chief Financial	2020	112,500	105,000	457,501	260,900	(3)	-	1,863	1,003,513
	Officer	2019	-	-	-	-		-	-	-
		2018	-	-	-	-		-	-	-

Richard M. Irvine(5)	Chief Operating	2020	383,931	133,500	29,910	22,164		-	18,196	587,701
	Officer	2019	399,269	97,500	165,238	-		16,500	16,858	695,365
		2018	352,710	-	82,501	115,622		88,770	14,483	654,086

Barry D. Devlin	Vice President	2020	346,500	139,275	31,406	46,458		-	10,113	573,752
	Exploration	2019	346,500	101,625	173,502	-		17,325	9,727	648,679
		2018	346,500	-	86,628	121,462		93,209	9,508	657,306

Gregory A. Patterson	Vice President Corporate	2020	220,000	81,000	14,170	32,462		-	28,006	375,638
	Development	2019	220,000	60,063	77,111	-		11,000	9,727	377,901
		2018	220,000	-	44,000	44,380		59,180	9,508	377,068

(1)	A 25% adjustment was made to unvested RSU’s to reflect the impact of the Fortitude Gold Corporation spin-off. All awards shown are RSUs at the grant date fair value determined pursuant to ASC Topic 718 and fully vest over a three-year period.
(2)	All of the stock option awards for 2020, with the exception of Ms. Perry, relate to the adjustment of unexercised stock options at December 31, 2020 as a result of the Fortitude Gold Corporation Spin-off. Option prices were reduced $1.00 per option and revalued accordingly. Only Ms. Perry was issued new stock options (see note 4).
(3)	Mr. Reid served as our President and Chief Executive Officer through December 31, 2020. Our current President and Chief Executive Officer, Allen Palmiere, was appointed effective January 1, 2021. Amounts shown as “All Other Compensation” include, among other items, $500,000 in connection with Mr. Reid’s termination of employment.
(4)	Ms. Perry received a sign-on grant of 100,000 RSU’s valued at $445,000 and 100,000 stock options with an exercise price of $3.45 valued at $237,800. Additionally, Ms. Perry received 25,000 RSU’s related to the 25% adjustment made to unvested RSU’s to reflect the impact of the Fortitude Gold Corporation spin-off. Also as a result of the spin-off, 100,000 stock options issued in 2019 were revalued resulting in $23,100 benefit.
(5)	Mr. Irvine’s salary in 2019 and 2018 has been revised to reflect over payments made in the respective year. Amounts shown as “All Other Compensation” for Mr. Irvine include, among other items, $16,333, $14,937 and $12,497 in payments for 2020, 2019 and 2018, respectively, individual health plan to provide international health care benefits that the executive is not eligible to receive through the health insurance plan maintained for all other employees.

Risk Assessment

The Compensation Committee considers the risk implications associated with our compensation policies and practices on an on-going basis and as part of its annual compensation review.  There are no identified risks arising from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.  The executive compensation program seeks to encourage actions and behaviors directed towards increasing long-term value while modifying and limiting incentives that promote inappropriate risk-taking.

The Compensation Committee’s risk assessment and management is based on the underlying philosophy that guides the Committee in the design of the key elements of compensation as follows:

●	provide total compensation that is competitive to attract, retain and motivate experienced, high caliber executives in a mining employment marketplace with a shortage of world-class executive talent;
●	balance the mix or relative value of the key elements of compensation (salary, annual performance-based cash incentives, long-term incentives), providing sufficient stable income at a competitive level so as to discourage inappropriate risk taking while also providing an important portion of total compensation that is variable and “at-risk” for executives;
●	strengthen and maintain the link between pay and performance, both Company and individual performance, and ensure the objectives against which performance is measured can be fairly assessed and do not encourage inappropriate risk taking; and
●	defer a significant portion of “at-risk” compensation to keep executives focused on continuous long-term, sustainable performance.

Some specific controls that are in place to mitigate certain risks are as follows:

●	Business Continuity and Executive Retention Risk. Total compensation is reviewed annually to ensure it remains competitive year over year, and that we have sufficient ‘holds’ on our key talent through potential forfeiture of unvested incentives, for example.
●	Environmental and Safety Risk. Environmental and safety are important factors used to assess the on-going performance of the Company and have an important (and direct) impact on executive pay in that improvements in safety and environmental metrics are rewarded and negative environmental and safety events will negatively affect contingent compensation.
●	Cash Flow Risk. Salary levels are fixed in advance, while annual performance-based cash incentive awards are limited in that they are linked to performance and are a percentage of salary.
●	Stock Dilution Risk (from issuances of long-term incentives in the form of stock options and certain RSUs and PSUs, which will be share-settled). Our stock option plan has been limited to five million Common Shares under option for many years. In addition, DSUs can be paid in cash based on the Common Share price at the time of payout or by issuing stock. Further, certain RSUs may be paid in cash based on the Common Share price at the time of payout, rather than by issuing stock.
●	Inappropriate Risk Taking. Align executive interests with interests of shareholders by encouraging equity exposure through long-term incentives such as RSUs, PSUs and stock options, and mitigating incentives to undermine value through an anti-hedging policy.

Clawback Policy

The Company maintains a clawback policy applicable to executive compensation in the event of misconduct on the part of executive officer, including any such misconduct that results in a restatement of its financial statements. The clawback policy is filed with the SEC as an exhibit to our annual report on Form 10-K for the year ended December 31, 2017.

Vesting Philosophy

The Compensation Committee believes that deferment of some components of compensation through the application of vesting schedules and performance goals supports retention of executives and long-term alignment with shareholder value.  Accordingly, equity awards have the following vesting schedules:

●	Stock Options: three-year vesting with a five-year expiry; 25% vest at issuance, 25% vest at each anniversary date for 3 years
●	RSUs: three-year vesting; 33.3% vest after one year; 33.3% vest after two years; 33.3% vest after three years
●	PSUs: three-year vesting; 20% vest after one year; 30% vest after two years; 50% vest after three years – each vesting subject to fulfillment of performance goals by each vesting date.

Our Executive Officers

In addition to our CEO and President, Allen Palmiere, who also serves as a member of our Board and whose biographical information is disclosed under the heading “Directors,” our executive officers as of the date of this proxy statement include the following individuals:

Kimberly C. Perry, age 46, was appointed Chief Financial Officer in August 2020. Prior to her appointment, Ms. Perry served as an Independent Director for the Company since April 2019. Ms. Perry is an accomplished leader with more than 20 years’ experience, of which 15 years are in the mining industry in senior executive positions. Most recently, Ms. Perry was treasurer and vice president at Alacer Gold Corporation from 2013 to 2019, and prior to that, as compliance officer and director of internal audit. From 2005 to 2012, Ms. Perry served in various senior roles at Newmont Mining Corporation. Ms. Perry received a Bachelor of Science in Business Administration from Auburn University.

Richard M. Irvine. Rick Irvine, age 55, joined the Company as Chief Operating Officer in March 2012 to supervise the mining operations in Mexico, and evaluate other property opportunities in Mexico and globally. Prior to joining the Company, Mr. Irvine was the General Manager for Goldgroup Mining Inc. (TSX: GGC) at the Caballo Blanco project in Veracruz, Mexico since April 2011. From November 2009 to March 2011, he was based in Lima, Peru where he served as Country Manager for Minera Huallanca S.A., a mining company operating two underground mines in Peru, and he oversaw the sale of these operations to Nyrstar SA (EUR: NYR.BR). From August 2008 to November 2009, he served as General Manager of Farallon Mining Ltd. (TSX: FAN) in Guerrero, Mexico. From October 2007 to September 2008, he served as Vice President and General Manager with Coeur d’Alene Mines Corporation (NYSE: CDE) where he supervised the San Bartolome project in La Paz, Bolivia. From December 2006 to October 2007, he was Manager of Operations for Pan American Silver Corporation (NASDAQ: PAAS / TSX: PAAS) and oversaw the design and development of the Manantial Espejo project in Argentina. Mr. Irvine has over 20 years of experience in the mining industry, including experience as a mine engineer and mine supervisor. Mr. Irvine received a Bachelor’s degree in Geology in 1987 from the University of New Brunswick, and a Bachelor’s degree in Mining Engineering in 1990 from Queen’s University.

E. Ann Wilkinson. Ann Wilkinson, age 56, joined the Company as Vice President, Investor Relations and Corporate Affairs effective February 1, 2021. Ms. Wilkinson is an accomplished mining professional and a seasoned investor relations executive who has worked with both base and precious metal producers and developers including TMAC Resources Inc (TSX:TMR), GoldQuest Mining Corp. (TSX.V:GQC), Orvana Minerals Corp. (TSX:ORV), Colossus Minerals Inc. (TSX:CSI) and Breakwater Resources. Ms Wilkinson has been responsible for the development and execution of investor relations strategy, representing public companies in their respective relationships with the investment community and acting as a public spokesperson and crisis management. Ms. Wilkinson holds a Bachelor of Arts, Economics from Western University in London, Ontario, Canada.

Our officers serve at the pleasure of the Board.

Employment Agreements

We maintain written employment agreements with each of our NEOs. The employment agreements have a one-year term from their effective date and are automatically renewed for subsequent one-year terms on each successive anniversary of the commencement of employment unless either party gives notice to the other that they do not wish to renew the agreement, provided such notice is given not less than 60 days prior to expiration.  In accordance with the terms of the employment agreements, each NEO receives base salary and is eligible for incentive compensation in the form of cash bonuses or equity awards. A portion of the short-term incentive compensation earned each year is determined with reference to achievement of certain performance metrics, and the remainder of any incentive compensation earned shall be determined in the discretion of the Compensation Committee, as discussed in the Compensation Discussion and Analysis above. Base salaries may be increased from time to time at the discretion of the Compensation Committee.

Allen Palmiere, President and Chief Executive Officer

Pursuant to an employment agreement dated effective January 1, 2021, the Company will pay Mr. Palmiere an annual base salary of $450,000.  The agreement has no fixed expiry date and contains provisions regarding salary, paid vacation time, eligibility for annual equity-based awards and performance-based cash bonuses, benefits, and change of control of the Company.  Under the terms of the agreement, Mr. Palmiere has the opportunity to ear STIP bonus in cash equal to up to 60% of his then salary and is also eligible for a discretionary LTIP equity-based incentive bonus of up to $500,000 per annum.  He would also be entitled to receive certain payments upon separation either before or after a change of control, as summarized in the table below.

Kimberly C. Perry, Chief Financial Officer

Pursuant to an employment agreement dated effective August 10, 2020, the Company will pay Ms. Perry an annual base salary of $300,000.  The agreement has no fixed expiry date and contains provisions regarding salary, eligibility for annual equity-based awards and performance-based cash bonuses, benefits, and change of control of the Company.  She would also be entitled to receive certain payments upon separation either before or after a change of control, as summarized in the table below.

Richard M. Irvine, Chief Operating Officer

Pursuant to an employment agreement dated effective December 28, 2017, the Company will pay Mr. Irvine an annual base salary of $330,000.  The agreement has no fixed expiry date and contains provisions regarding salary, eligibility for annual equity-based awards and performance-based cash bonuses, benefits, and change of control of the Company.  He would also be entitled to receive certain payments upon separation either before or after a change of control, as summarized in the table below.

Barry Devlin, Vice-President, Exploration

Pursuant to an employment agreement dated effective December 28, 2017, the Company will pay Mr. Devlin an annual base salary of $346,500.  The agreement has no fixed expiry date and contains provisions regarding salary, eligibility for annual equity-based awards and performance-based cash bonuses, benefits, and change of control of the Company.  He would also be entitled to receive certain payments upon separation either before or after a change of control, as summarized in the table below.

As previously reported on Form 8-K filed with the SEC on February 3, 2021, Mr. Devlin notified the Company of his resignation effective February 28, 2021.

Greg Patterson, Vice-President, Investor Relations

Pursuant to an employment agreement dated effective December 28, 2017, the Company will pay Mr. Patterson an annual base salary of $220,000.  The agreement has no fixed expiry date and contains provisions regarding salary, eligibility for annual equity-based awards and performance-based cash bonuses, benefits, and change of control of the Company.

As previously reported on Form 8-K filed with the SEC on January 27, 2021, Mr. Patterson was provided notice of termination without cause from the Company effective February 26, 2021 and received a severance payment of $220,000 representing 12 months’ annual base salary.

Jason Reid, Chief Executive Officer (through December 31, 2020)

Pursuant to an employment agreement dated effective December 28, 2017, the Company paid Mr. Reid an annual base salary of $630,000.  The agreement had no fixed expiry date and contained provisions regarding salary, eligibility for annual equity-based awards and performance-based cash bonuses, benefits, and change of control of the Company.  As previously reported on Form 8-K filed with the SEC on December 31, 2020, Mr. Reid resigned from the Company effective December 31, 2020 and received $500,000 and accelerated vesting of outstanding equity awards.

John Labate, Prior Chief Financial Officer (through August 14, 2020)

Pursuant to an employment agreement dated effective December 28, 2017, the Company paid Mr. Labate an annual base salary of $346,500.  The agreement had no fixed expiry date and contained provisions regarding salary, eligibility for annual equity-based awards and performance-based cash bonuses, benefits, and change of control of the Company.  As previously reported on Form 8-K filed with the SEC on August 6, 2020, Mr. Labate notified the Company of his retirement effective August 14, 2020 and received a $200,000 separation payment.

Estimated Termination and Change in Control Benefits

The tables below show compensation payable to each of our current NEOs upon various termination scenarios both before and after a change of control of the Company (defined in the tables as “COC”). The amounts shown assume that termination occurred on December 31, 2020 and the closing price per share on such date was $2.91. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

		Termination by Company
Allen Palmiere	Voluntary or	Without Cause or by Exec
	Termination	for Good Reason
	for Cause	Prior to COC		After COC		Death	Disability
Cash Compensation
Cash Severance	—	$1,220,000	(1) (2)	$1,990,000	(3)	—	—
Acceleration of Unvested Equity
Options	—	—		—	(4)	—	—
Benefits
Health Benefits (5)	—	11,016		22,032		—	—
Total	$—	$1,231,016		$22,032		$—	$—

(1)	Cash severance is equal to the sum of (a) Mr. Palmiere's annual salary, plus (b) a prorated amount of his prior year bonus (inclusive of both STIP and LTIP components). To calculate the prorated bonus payable upon severance, the amount of his prior year bonus (inclusive of both STIP and LTIP components) is divided by twelve, and the product is multiplied by twelve plus one additional month for each completed year of service up to a total of twenty-four months.
(2)	Because no bonus amounts have yet been paid, if Mr. Palmiere were terminated without cause or resigned for good reason during 2021, his prorated bonus would be based on his target bonus amounts, specifically, an STIP target of $270,000 (60% of his salary) and an LTIP target of $500,000.
(3)	In the event Mr. Palmiere is terminated without cause or he terminates employment for good reason within twelve months of a change in control (as defined in the employment agreement), he would be entitled to receive a payment equal to two times the sum of (a) his then-annual salary, and (b) a pro-rated bonus payment (inclusive of STIP and LTIP components). If this amount were to be calculated prior to the payment of any bonus amounts, his prorated bonus would be based on his target bonus amounts, specifically, a STIP target of $270,000 (60% of his salary) and a LTIP target of $500,000.
(4)	All unvested options will become vested. Because the exercise price ($3.31) of his 500,000 outstanding options exceeds the share price ($2.91) of the Company at December 31, 2020, zero value is reflected in the table above.
(5)	The Company is required to maintain Mr. Palmiere's health benefits (or pay cash consideration in lieu thereof) during the applicable Severance Period. For a termination prior to a change in control, the Severance Period is currently 12 months. For a termination in connection with a change in control, the Severance Period is 24 months.

		Termination by Company
Kimberly C. Perry	Voluntary or	Without Cause or by Exec
	Termination	for Good Reason
	for Cause	Prior to COC		After COC		Death	Disability
Cash Compensation
Cash Severance	—	$300,000	(1)	$1,200,000	(2)	—	—
Acceleration of Unvested Equity
Restricted Share Units	—	—		363,750	(3)	—	—
Options	—	—		—	(4)	—	—
Benefits
Health Benefits (5)	—	29,604		29,604		—	—
Total	$—	$329,604		$1,593,354		$—	$—

(1)	Cash severance is equal to 12 months annual salary.
(2)	In the event Ms. Perry is terminated without cause or she terminates employment for good reason within twelve months of a change in control (as defined in the employment agreement), she would be entitled to receive a payment equal to the sum of (1) twice her then-annual salary, and (2) an amount equal to the greater of the short-term incentive bonus or her targeted cash bonus in each case for the two years prior to the change of control.
(3)	All unvested RSU's will become vested (125,000). The value shown is at the share price of the company at December 31, 2020 ($2.91).
(4)	All unvested options will become vested. Because the exercise price ($3.45) of her 100,000 outstanding options exceeds the share price ($2.91) of the Company at December 31, 2020, zero value is reflected in the table above.
(5)	The Company is required to provide continuing health insurance coverage for Ms. Perry for a period of 12 months following termination.

		Termination by Company
Richard M. Irvine	Voluntary or	Without Cause or by Exec
	Termination	for Good Reason
	for Cause	Prior to COC		After COC		Death	Disability
Cash Compensation
Cash Severance	—	$330,000	(1)	$1,320,000	(2)	—	—
Acceleration of Unvested Equity
Restricted Share Units	—	—		139,040	(3)	—	—
Options	—	—		—	(4)	—	—
Benefits
Health Benefits (5)	—	22,680		22,680		—	—
Total	$—	$352,680		$1,481,720		$—	$—

(1)	Cash severance is equal to 12 months annual salary.
(2)	In the event Mr. Irvine is terminated without cause or he terminates employment for good reason within twelve months of a change in control (as defined in the employment agreement), he would be entitled to receive a payment equal to the sum of (1)

twice his then-annual salary, and (2) an amount equal to the greater of the short-term incentive bonus or her targeted cash bonus in each case for the two years prior to the change of control.
(3)	All unvested RSU's will become vested (47,780). The value shown is at the share price of the company at December 31, 2020 ($2.91).
(4)	All unvested options will become vested. Because the exercise price ($5.89) of his 9,900 outstanding options exceeds the share price ($2.91) of the Company at December 31, 2020, zero value is reflected in the table above.
(5)	The Company is required to provide continuing health insurance coverage for Mr. Irvine for a period of 12 months following termination.

		Termination by Company
Barry D. Devlin	Voluntary or	Without Cause or by Exec
	Termination	for Good Reason
	for Cause	Prior to COC		After COC		Death	Disability
Cash Compensation
Cash Severance	—	$346,500	(1)	$1,386,000	(2)	—	—
Acceleration of Unvested Equity
Restricted Share Units	—	—		145,992	(3)	—	—
Options	—	—		—	(4)	—	—
Benefits
Health Benefits (5)	—	22,680		22,680		—	—
Total	$—	$369,180		$1,554,672		$—	$—

(1)	Cash severance is equal to 12 months annual salary.
(2)	In the event Mr. Devlin is terminated without cause or he terminates employment for good reason within twelve months of a change in control (as defined in the employment agreement), he would be entitled to receive a payment equal to the sum of (1) twice his then-annual salary, and (2) an amount equal to the greater of the short-term incentive bonus or her targeted cash bonus in each case for the two years prior to the change of control.
(3)	All unvested RSU's will become vested (50,169). The value shown is at the share price of the company at December 31, 2020 ($2.91).
(4)	All unvested options will become vested. Because the exercise price ($5.89) of his 10,400 outstanding options exceeds the share price ($2.91) of the Company at December 31, 2020, zero value is reflected in the table above.
(5)	The Company is required to provide continuing health insurance coverage for Mr. Devlin for a period of 12 months following termination.

Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Act and related regulations promulgated by the SEC, the Company is required to provide the ratio of the annual total compensation of Mr. Reid, who served as the Company’s Chief Executive Officer for fiscal 2020, to the annual total compensation of the median employee of the Company. The Company (including subsidiaries) currently employs a relatively small number of highly-skilled employees across the U.S. and in Mexico. The Company contracts with an unaffiliated third-party company for most of the workforce that provides services to its Mexican subsidiary company and has excluded those individuals from the pay ratio calculation.

For purposes of providing this ratio, we are required to identify the median employee whose compensation is used to calculate the ratio at least once every three years.  We identified our median employee for the 2020 fiscal year as a non-exempt, full-time employee located in the U.S. with an annual total compensation of $94,887 for 2020 calculated in accordance with Item 402(u)(2)(i) of Regulation S-K. To identify the median employee, we relied on our internal payroll data as our consistently applied compensation measure and used December 31, 2020 as the measurement date. We collected the payroll data of all U.S. and non-U.S. employees as of the measurement date (which included base salary, bonus, recognized income from equity and other compensation and the Company’s matching 401(k) contribution on behalf of the employee) and we annualized the salary and bonus amounts for those full-time, permanent employees that were employed with the Company or its subsidiaries for less than the full fiscal year. For the non-U.S. employees, we used the average exchange rate during fiscal 2020 as the exchange rate applied to compensation paid in foreign currency.

Mr. Reid’s total compensation during 2020 was $1,679,105. Based on this information, the ratio of the annual compensation of the Chief Executive Officer to that of the median employee was determined to be 17.7 to 1. We believe this disclosure is a reasonable estimate of our CEO’s annual pay compared to our median employee. Because the SEC rules permit companies to use different methodologies, exemptions and estimates for determining employees and calculating the pay ratio, our pay ratio disclosure may not be comparable to the pay ratio disclosure reported by other companies.

2020 Grants of Plan-Based Awards

No plan-based awards were made to NEOs in fiscal 2020 other than the sign-on grant of 100,000 RSU’s and 100,000 stock options to Ms. Perry and the 25% adjustment to unvested RSU’s and $1.00 price adjustment of outstanding stock option prices related to the spin-off of Fortitude Gold Corporation. The Compensation Committee determined the equity adjustments were appropriate after seeking the input from a third-party valuation advisor.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table summarizes the outstanding equity awards of our NEOs at the fiscal year-end December 31, 2020:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares Or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)		(#)	($)		(#)	($)	(#)		($)
Jason D. Reid	100,000	0		0	6.24	9/17/2023	-	-	-		-
	175,000	0		0	1.30	9/9/2025	-	-	-		-
	81,000	0		0	3.60	7/6/2026	-	-	-		-
	44,000	0		0	3.11	7/3/2027	-	-	-		-
	56,700	0		0	5.89	7/14/2028	-	-	-		-
	250,000	0		0	2.89	12/7/2028	-	-	-		-
John A. Labate	90,000	0		0	1.30	9/9/2025	-	-	-		-
	90,000	0		0	1.35	3/16/2026	-	-	-		-
	45,000	0		0	3.60	7/6/2026	-	-	-		-
	24,000	0		0	3.11	7/3/2027	-	-	-		-
	20,800	10,400	(1)	0	5.89	7/14/2028	-	-	5,239	(2)	15,246
	-	-		-	-	-	-	-	44,930	(3)	130,746
Kimberly C. Perry	100,000	0		0	2.95	4/11/2029	-	-	-		-
	-	100,000	(4)	0	3.45	8/7/2030	-	-	-		-
	-	-		0	-	-	-	-	125,000	(4)	363,750
Richard M. Irvine	300,000	0		0	16.64	8/14/2022	-	-	-		-
	60,000	0		0	6.24	9/17/2023	-	-	-		-
	41,000	0		0	3.60	7/6/2026	-	-	-		-
	22,000	0		0	3.11	7/3/2027	-	-	-		-
	19,800	9,900	(1)	0	5.89	7/14/2028	-	-	4,990	(2)	14,521
	-	-		-	-	-	-	-	42,790	(3)	102,109
Barry D. Devlin	240,000	0		0	13.63	1/3/2023	-	-	-		-
	60,000	0		0	6.24	9/17/2023	-	-	-		-
	41,667	0		0	1.30	9/9/2025	-	-	-		-
	45,000	0		0	3.60	7/6/2026	-	-	-		-
	24,000	0		0	3.11	7/3/2027	-	-	-
	20,800	10,400	(1)	0	5.89	7/14/2028	-	-	5,239	(2)	15,246
	-	-		-	-	-	-	-	44,930	(3)	130,746
Gregory A.	60,000	0		0	6.24	9/17/2023	-	-	-		-
Patterson	33,334	0		0	1.30	9/9/2025	-	-	-		-
	27,000	0		0	3.60	7/6/2026	-	-	-		-
	15,000	0		0	3.11	7/3/2027	-	-	-		-
	7,600	3,800	(1)	0	5.89	7/14/2028	-	-	2,662	(2)	7,746
	-	-		-	-	-	-	-	19,969	(3)	58,110

(1)	The award vest July 4, 2021.
(2)	The award vest August 15, 2021.
(3)	The award vests as follows: fifty percent on or around December 9, 2021 and fifty percent on or around December 9, 2022.
(4)	The award vests as follows: one-third on or around August 7, 2021, one-third on or around August 7, 2022 and one-third on or around August 7, 2023.

2020 Option Exercises and Stock Vested

The following table summarizes the options exercised by our NEOs and RSU awards vested and settled in shares of common stock during fiscal 2020:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Jason D. Reid	-	-	121,257	393,100
John A. Labate	-	-	7,537	31,052
Kimberly C. Perry	-	-	5,446	21,348
Richard M. Irvine	-	-	7,033	28,976
Barry D. Devlin	-	-	7,537	31,052
Gregory A. Patterson	-	-	4,157	17,127

Share Ownership and Reporting

As of April 6, 2021, there are a total of 74,439,205 shares of our common stock outstanding, our only class of voting securities currently outstanding. The following table describes the beneficial ownership of our voting securities as of April 6, 2021 by: (1) each of our directors, director nominees and executive officers; (2) all of our directors, director nominees, and officers as a group; and (3) each shareholder known to us to own beneficially more than 5% of our common stock. Unless otherwise stated, the address where each of the individuals may be reached is our principal executive offices, 2000 South Colorado Blvd, Suite 10200. Denver, Colorado 80222. All ownership is direct, unless otherwise stated.

In calculating the percentage ownership for each shareholder, we assumed that any options owned by an individual exercisable within 60 days of the date of this proxy statement are exercised, but not the options owned by any other individual. Certain information regarding the ownership of shareholders believed to beneficially own more than 5% of our common stock has been obtained from reports filed by these shareholders with the SEC.

	Number of Shares		Percentage (%)
Jason D. Reid (3)	706,700	(3)	*
Allen Palmiere (1)(2)	--	(4)	*
Alex G. Morrison (1)	266,071	(5)	*
Lila Murphy (1)	40,000	(6)	*
Joe Driscoll (1)	40,000	(6)	*
Ron Little (1)	40,000	(6)	*
Kimberly C. Perry (2)	125,459	(7)	*
Richard M. Irvine (2)	493,544	(8)	*
BlackRock, Inc.	4,302,889		5.99%
55 East 52nd St.
New York, NY 10055
Van Eck Associates Corporation	3,822,513		5.32%
666 Third Ave. - 9th Floor
New York, NY 10017
All Officers and Directors as a Group	1,711,774	(3)(5)(6)(7)(8)(9)	2.3%

*     Less than 1%

(1)	Director
(2)	Officer
(3)	Mr. Reid was the CEO of the Company until December 31, 2020 and owns options to purchase 706,700 shares which are currently exercisable until December 31, 2022.
(4)	Mr. Palmiere also holds options to purchase 500,000 shares that have not vested and therefore have not been included.
(5)	Includes options to purchase 204,500 shares which are currently exercisable. Includes 10,000 DSUs.
(6)	Includes DSUs awarded when joining the BOD in 2021.
(7)	Includes options to purchase 100,000 shares which are currently exercisable.
(8)	Includes options to purchase 442,800 shares which are currently exercisable.
(9)	The table does not reflect stock options for the following former NEO’s: John Labate 269,800 stock options exercisable through November 29, 2022, Barry Devlin 431,467 stock options exercisable through May 31, 2021, and Greg Patterson 142,934 stock exercisable through May 29, 2021.

Share Ownership Policy

Based on a recommendation by the Compensation Committee, the Board adopted in early 2021 a Share Ownership Policy in order to set out share ownership guidelines which will enhance alignment of the interests of directors and executive officers of the Company with its shareholders.  Minimum share ownership levels must be achieved within five years.

The CEO is required to own equity of the Company having a value equal to three times the gross amount of his annual base salary, the CFO and COO must own equity having a value equal to one and a half times the gross amount of his or her annual base salary.  Non-executive directors are required to own equity, including DSUs, of the Company having a value equal to two times the gross amount of their annual director retainer. The details of the Share Ownership Policy can be found on the Company website at www.goldresourcecorp.com.

Anti-Hedging Policy

Pursuant to the Company’s Anti-Hedging Policy adopted in early 2021, no director or officer of the Company is permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of any Company securities granted as compensation or held, directly or indirectly, by such director or officer. The details of the Share Ownership Policy can be found on the Company website at www.goldresourcecorp.com.

Shareholder Proposals

We are not aware of any shareholder proposals for the 2021 Annual Meeting. We anticipate that the next annual meeting of shareholders will be held in May 2022. Any shareholder who desires to submit a proper proposal for inclusion in the proxy materials related to the next annual meeting of shareholders must do so in writing in accordance with Rule 14a-8 of the 1934 Act, and it must be received at our principal executive offices no later than December 21, 2021 in order to be considered for inclusion in the proxy statement for the 2022 annual meeting of shareholders.

Shareholders who intend to nominate a director at the 2022 annual meeting of shareholders without including such proposal in the 2022 proxy statement must provide us with notice of such proposal no later than ninety days before the date of the annual meeting, or within twenty days from any announcement of the annual meeting details, if such announcement is made within ninety days or less from the date of the Annual Meeting.

As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our Proxy Statement for our 2022 annual meeting of shareholders, the proxies named in our proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than March 6, 2022. Even if proper notice is received on or prior to that date, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

For proposals sought to be included in our proxy statement, the proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the Annual Meeting is held.

Other Matters

Our management and the Board know of no other matters to be brought before the Annual Meeting. If other matters are presented properly to the shareholders for action at the Annual Meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the common stock represented by such proxy are entitled to vote.

You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Annual Meeting, as we hope you will, you may vote your shares during the Annual Meeting.

By order of the Board of Directors,

Ann Wilkinson, Secretary

ANNEX A

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

GOLD RESOURCE CORPORATION

Pursuant to Colorado Revised Statute §§ 7-90-301 and 7-110-106, these Articles of Amendment are delivered to the Colorado Secretary of State for filing.

FIRST:              The name of the corporation is GOLD RESOURCE CORPORATION.

SECOND:         GOLD RESOURCE CORPORATION, a corporation organized and existing under the laws of the State of Colorado (the “Corporation”), HEREBY CERTIFIES that the following Articles of Amendment to its Articles of Incorporation was duly adopted on June 4, 2021, pursuant to the authority conferred upon the Corporation by the Articles of Incorporation of the Corporation, as amended (the “Articles of Incorporation”), and by the Colorado Business Corporation Act (the “Act”):

RESOLVED, that Article IV of the Articles of Incorporation is hereby amended to read in its entirety as follows:

ARTICLE IV

The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is 200,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock.

(a)Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock, the establishment of different series of Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the Colorado Business Corporation Act by the Board of Directors.

Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

(b)Common Stock. The holders of Common Stock shall have and possess all rights as shareholders of the corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends upon the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

(c)General. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation, or for any other assets of value in accordance with the action of the Board of

Directors, whose judgment as to value received in return therefor shall be conclusive and said stock, when issued, shall be fully paid and non-assessable.

THIRD:            With the foregoing exception, the remaining provisions of the Articles of Incorporation shall remain unchanged.

FOURTH:        The proposed amendment to the Articles of Incorporation was adopted on the date set forth above pursuant to the authority conferred upon by the Corporation by the Articles of Incorporation and the Act.

              The name and mailing address of the individual who causes this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, is LeighAn Jaskiewicz, 1550 17th Street, Suite 500, Denver, Colorado 80202.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 3, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. GOLD RESOURCE CORPORATION 2000 SOUTH COLORADO BLVD, SUITE 10200 DENVER, CO 80222 During The Meeting - Go to www.virtualshareholdermeeting.com/GORO2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 3, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D51815-P53041 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. GOLD RESOURCE CORPORATION The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) Alex G. Morrison Allen Palmiere Lila Manassa Murphy 04) Joseph Driscoll 05) Ronald Little For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3 and 4. ! ! ! ! ! ! ! ! ! 2. Advisory vote to approve executive compensation. 3. Ratify Plante & Moran, PLLC as independent registered accounting firm for 2021. 4. To approve an amendment to the Company's articles of incorporation to increase the number of authorized shares of common stock from 100 million shares to 200 million shares. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D51816-P53041 GOLD RESOURCE CORPORATION Annual Meeting of Shareholders June 4, 2021 9:00 AM MT This proxy is solicited by the Board of Directors Alex Morrison or Allen Palmiere, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Gold Resource Corporation to be held at Denver Marriott Tech Center, 4900 S. Syracuse Street, Denver, CO 80237 and virtually at www.virtualshareholdermeeting.com/GORO2021 on June 4, 2021 or at any postponement or adjournment thereof. You may attend the meeting in person or via the Internet and vote electronically during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side